Exhibit 99.1

ACADIA REALTY TRUST
CORE PORTFOLIO - NEW AND RENEWAL RENT SPREADS
SUPPLEMENTAL REPORT

	As Reported				As Corrected
	Year ended		3 months ended		Year ended		3 months ended
	December 31, 2016		September 30, 2016		December 31, 2016		September 30, 2016
	GAAP	Cash	GAAP	Cash	GAAP	Cash	GAAP	Cash
Renewal leases
Number of renewal leases executed	45		9		47		11
GLA	317,068		48,737		321,994		53,664
New base rent	$21.47	$21.04	$26.75	$26.51	$27.71	$25.40	$63.69	$52.18
Expiring base rent	$19.08	$19.46	$24.12	$24.30	$22.03	$22.40	$41.35	$41.51
Average cost per square foot	$1.66		$0.03		$5.54		$23.46
Weighted Average Lease Term (years)	4.7		4.6		4.8		5.5
Percentage growth in base rent	12.5%	8.1%	10.9%	9.1%	25.8%	13.4%	54.0%	25.7%

Total new and renewal leases
Number of new and renewal leases executed	63		13		65		15
GLA commencing	390,521		63,181		395,447		68,108
New base rent	$24.54	$23.17	$31.23	$30.20	$29.58	$26.69	$60.01	$50.15
Expiring base rent	$20.96	$21.36	$27.14	$27.37	$23.33	$23.73	$40.50	$40.71
Average cost per square foot	$11.46		$10.54		$14.49		$28.24
Weighted Average Lease Term (years)	5.8		5.4		5.9		6.1
Percentage growth in base rent	17.1%	8.5%	15.1%	10.3%	26.8%	12.5%	48.2%	23.2%